Exhibit 99.5

Hawaiian Airlines, Inc. (Debtor)

Schedule II — Valuation and Qualifying Accounts (in thousands)

For the Years Ended December 31, 2004, 2003 and 2002

COLUMN A	COLUMN B	COLUMN C ADDITIONS				COLUMN D		COLUMN E
		(1)		(2)
	Balance at	Charged to		Charged to				Balance
	Beginning	Costs and		Other				at End
Description	of Year	Expenses		Accounts		Deductions		of Year
Allowance for Doubtful Accounts

2004	$1,940	93		—		696	(a)	$1,337
2003	$1,305	983		—		348	(a)	$1,940
2002	$1,305	401		—		401	(a)	$1,305

Allowance for Obsolescence of Flight Equipment Expendable Parts and Supplies

2004	$1,523	1,114		—		121		$2,516
2003	$1,037	160		326	(b)	—		$1,523
2002	$7,501	692	(c)	—		7,156	(d)	$1,037

(a)          Doubtful accounts written off, net of recoveries

(b)         Reinstated DC-9 fully reserved parts, previously written off in 2002

(c)          Restructuring charge related to the write-down of DC-10 expendable parts

(d)         Includes write-off of DC-9 expendable parts sold